Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-117145 of International Securities Exchange, Inc. of our report dated February 4, 2002 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings “Selected Financial Data” and “Experts” in such Prospectus.

/S/    ERNST & YOUNG LLP

New York, New York

November 12, 2004